Exhibit 99

CBS CORPORATION REPORTS SECOND QUARTER 2009 RESULTS

New York, New York, August 6, 2009 – CBS Corporation (NYSE: CBS.A and CBS) today reported results for the second quarter ended June 30, 2009, with revenues of $3.01 billion, adjusted earnings per share of $.08 on a diluted basis and free cash flow of $351.7 million.

“Leslie and his management team continue to run CBS with a sure and steady hand,” said Sumner Redstone, Executive Chairman, CBS Corporation.  “We are focused on what matters most:  maintaining financial flexibility and positioning the Company as one of the leading beneficiaries in an economic recovery.  I am proud of the work our people do each day to achieve these goals, and confident in CBS’s bright future.”

“As we anticipated, early signs of a recovery took hold in the second quarter, and our revenue, profit and EPS trends were all better than in the first quarter,” said Leslie Moonves, President and Chief Executive Officer, CBS Corporation.  “We continue to believe that the back half of the year will be considerably stronger than the first.  We are particularly encouraged by the strong performance of our many content businesses.  Following a season where we were the only Network to grow in all key demos, CBS is again alone in adding viewers this summer, and well positioned to carry that momentum into the fall.  We also have a strong slate of syndication titles in the pipeline for release between now and year-end.  And we continue to see the benefits of the aggressive steps we have taken to reduce expenses throughout the Company.  As the U.S. economy improves, we are confident we can deliver stronger financial results in both the near and longer term.”

Second Quarter 2009 Results

Revenues for the second quarter of 2009 totaled $3.01 billion compared to $3.39 billion for the same quarter last year due to lower advertising sales, as the softness in the advertising marketplace continued during the second quarter.  The decline in advertising sales was partially offset by the acquisition of CNET Networks (“CNET”).

Operating income before depreciation and amortization (“OIBDA”) for the second quarter of 2009 was $387.4 million compared with $760.4 million for last year’s second quarter.  Operating income was $242.2 million versus $637.0 million for the same quarter last year.  In both cases, lower advertising sales were partially offset by lower expenses associated with cost-savings initiatives and the acquisition of CNET.

Adjusted net earnings for the second quarter of 2009 exclude two items.  During the second quarter, the Company utilized the proceeds from new debt offerings to repurchase senior notes due 2010 resulting in a pre-tax loss on early extinguishment of debt of $30.5 million.  In addition, the Company had a $23.3 million reduction of deferred tax assets associated with stock-based compensation.  On an adjusted basis, excluding these two items, net earnings for the second quarter of 2009 were $57.4 million, or $.08 per diluted share, versus $330.1 million, or $.49 per diluted share, for the same quarter last year reflecting lower operating income.  Adjusted results for the second quarter of 2008 exclude a pre-tax gain of $127.2 million on the sale of the Company’s investment in Sundance Channel.

Reported net earnings were $15.4 million, or $.02 per diluted share, for the second quarter of 2009 versus net earnings of $408.4 million, or $.61 per diluted share, for the same quarter last year, reflecting lower operating income.

Free cash flow for the second quarter of 2009 was $351.7 million.

First Half 2009 Results

Revenues were $6.17 billion for the first half of 2009 versus $7.05 billion for the same prior-year period reflecting lower advertising sales and lower television license fees, primarily due to the absence of the initial benefit in 2008 of the international self-distribution arrangement for the CSI franchise, which was previously distributed by a third-party.  These declines were partially offset by the acquisition of CNET and higher affiliate revenues.

OIBDA for the first half of 2009 was $637.2 million versus $1.40 billion for the same prior-year period, and operating income was $349.7 million versus $1.16 billion for the same prior-year period.  These decreases were due to the decline in advertising sales, as well as higher television series costs in the absence of the 2008 Writer’s Guild of America (“WGA”) strike.  These were partially offset by the acquisition of CNET, lower expenses associated with cost-savings initiatives and lower restructuring charges in 2009.

On an adjusted basis, net earnings for the first half of 2009 were $20.4 million, or $.03 per diluted share, versus $574.4 million, or $.85 per diluted share, for the same period last year principally driven by lower operating income. Adjusted results for the first half of 2009 exclude a pre-tax loss of $29.8 million on early extinguishment of debt and a $42.1 million reduction of deferred tax assets associated with stock-based compensation.  Adjusted results for the first half of 2008 exclude a pre-tax gain of $127.2 million on the sale of the Company’s investment in Sundance Channel.

The Company reported a net loss of $39.9 million, or a loss of $.06 per diluted share, for the first half of 2009 versus net earnings of $652.7 million, or $.97 per diluted share, for the same prior-year period, principally driven by lower operating income.

Free cash flow was $556.0 million for the first half of 2009.

Business Outlook

The Company continues to expect full year 2009 OIBDA to be in the range of $1.725 billion to $1.925 billion.

Consolidated and Segment Results

The tables below present the Company’s revenues, OIBDA and operating income (loss) by segment for the three and six months ended June 30, 2009 and 2008 (dollars in millions).  Reconciliations of all non-GAAP measures to reported results have been included at the end of this earnings release.

	Three Months Ended June 30,		Six Months Ended June 30,
Revenues	2009	2008	2009	2008
Television	$1,947.5	$2,160.9	$4,178.1	$4,705.6
Radio	322.0	416.4	581.7	779.9
Outdoor	434.1	598.1	814.0	1,095.0
Interactive	126.4	40.2	260.0	93.1
Publishing	181.4	186.0	343.1	387.6
Eliminations	(5.1)	(7.9)	(10.7)	(13.4)
Total Revenues	$3,006.3	$3,393.7	$6,166.2	$7,047.8

	Three Months Ended June 30,		Six Months Ended June 30,
OIBDA	2009	2008	2009	2008
Television	$306.7	$512.4	$535.4	$960.8
Radio	95.3	158.6	147.5	280.9
Outdoor	42.2	153.6	67.3	255.1
Interactive	5.7	(16.8)	13.9	(15.7)
Publishing	8.1	17.0	8.2	34.1
Corporate	(34.7)	(41.9)	(63.2)	(67.9)
Residual costs	(35.9)	(22.5)	(71.9)	(44.9)
Total OIBDA	$387.4	$760.4	$637.2	$1,402.4

	Three Months Ended June 30,		Six Months Ended June 30,
Operating Income (Loss)	2009	2008	2009	2008
Television	$264.4	$468.1	$449.1	$872.9
Radio	86.0	150.7	129.7	265.7
Outdoor	(24.8)	92.4	(63.0)	136.5
Interactive	(14.1)	(21.3)	(25.7)	(24.0)
Publishing	6.1	14.6	4.0	29.2
Corporate	(39.5)	(45.0)	(72.5)	(74.2)
Residual costs	(35.9)	(22.5)	(71.9)	(44.9)
Total Operating Income	$242.2	$637.0	$349.7	$1,161.2

Television (CBS Television Network, CBS Television Stations, CBS Television Studios, CBS Television Distribution, CBS College Sports Network and Showtime Networks)

Television revenues for the second quarter of 2009 decreased 10% to $1.95 billion from $2.16 billion for the same prior-year period primarily due to lower advertising sales, home entertainment revenues and television license fees partially offset by higher affiliate revenues.  The following table presents revenues by type for the Television segment for the three months ended June 30, 2009 and 2008.

	Three Months Ended June 30,
Television Revenues by Type	2009	% of Total	2008	% of Total
Advertising sales	$1,154.4	59%	$1,333.6	62%
Television license fees	347.9	18	368.5	17
Affiliate revenues	328.8	17	299.9	14
Home entertainment	44.4	2	82.7	4
Other	72.0	4	76.2	3
Total Television Revenues	$1,947.5	100%	$2,160.9	100%

Advertising sales for the Television segment decreased 13% due to softness in the advertising marketplace, primarily at the local level.  Television license fees were down 6% primarily due to the absence of the initial benefit in 2008 of the international self-distribution arrangement for the CSI franchise, which was previously distributed by a third-party.  Affiliate revenues were up 10% over the prior-year primarily due to growth in subscriptions and rate increases at Showtime Networks and higher retransmission revenues.

Television OIBDA and operating income for the second quarter of 2009 decreased 40% to $306.7 million and 44% to $264.4 million, respectively, resulting from lower advertising sales as well as higher television series costs in the absence of the 2008 WGA strike, partially offset by lower expenses as a result of restructuring and cost-savings initiatives.  Second quarter 2009 results also include a $14.0 million charge to write down programming inventory to its net realizable value and $4.1 million of restructuring charges principally related to exiting a broadcasting equipment lease upon completion of the digital conversion.

Radio (CBS Radio)

Radio revenues for the second quarter of 2009 decreased 23% to $322.0 million from $416.4 million for the same prior-year period, primarily due to continued weakness in the radio advertising marketplace.

Radio OIBDA and operating income for the second quarter of 2009 decreased 40% to $95.3 million and 43% to $86.0 million, respectively, due to the aforementioned lower advertising sales.  This decrease is partially offset by lower talent and employee-related costs resulting from restructuring and cost-savings initiatives.

Outdoor (CBS Outdoor)

Outdoor revenues for the second quarter of 2009 decreased 27% to $434.1 million from $598.1 million for the same prior-year period, reflecting the soft worldwide advertising marketplace and the unfavorable impact of foreign exchange rate changes as the U.S. dollar strengthened in the second quarter.  In constant dollars, Outdoor revenues decreased 21% from the second quarter of 2008.

North America revenues for the second quarter of 2009 decreased 22% (20% in constant dollars) to $278.1 million from $354.8 million for the same prior-year period, primarily due to lower revenues from the U.S. billboards business and changes in foreign exchange rates.  For the second quarter of 2009, International revenues decreased 36% (24% in constant dollars) to $156.0 million from $243.3 million for the same quarter last year primarily as a result of lower advertising sales in the soft European marketplace and foreign exchange rate changes.

Outdoor OIBDA for the second quarter of 2009 decreased 73% to $42.2 million from $153.6 million for the same prior-year period.  Outdoor reported an operating loss of $24.8 million for the second quarter of 2009 versus operating income of $92.4 million for the same quarter last year.  Outdoor’s franchise and lease costs are generally fixed in nature and, with lower revenues in the difficult worldwide advertising marketplace, many of Outdoor’s current transit contracts are operating at their minimum guarantee levels, which significantly reduced OIBDA and operating income margins in the second quarter of 2009.  Second quarter results also include restructuring charges related to headcount reductions of $2.5 million in 2009 and $2.6 million in 2008.

For the second quarter of 2009, North America reported OIBDA of $62.4 million, a decrease of 51% from the same quarter last year, and operating income of $15.1 million versus $79.7 million for the same quarter last year.  For the second quarter, International reported an OIBDA loss of $20.2 million in 2009 versus income of $26.9 million for the same prior-year period and an operating loss of $39.9 million in 2009 versus operating income of $12.7 million for the same prior-year period.  The operating loss for International was negatively affected by higher depreciation expense in the second quarter of 2009 versus the same quarter last year.

Interactive (CBS Interactive)

Interactive revenues for the second quarter of 2009 increased to $126.4 million from $40.2 million for the same quarter last year, reflecting the acquisition of CNET.  On a comparable basis, Interactive revenues decreased 8% from the second quarter of 2008.

Interactive OIBDA of $5.7 million for the second quarter of 2009 increased from a loss of $16.8 million for the same prior-year period primarily due to the acquisition of CNET.  Interactive reported an operating loss of $14.1 million for the second quarter of 2009 versus an operating loss of $21.3 million for the same quarter last year resulting from depreciation and amortization expense associated with higher fixed and intangible asset balances as a result of the CNET acquisition.

Publishing (Simon & Schuster)

Publishing revenues for the second quarter of 2009 decreased 2% to $181.4 million from $186.0 million for the same prior-year period principally reflecting the unfavorable impact of foreign exchange rate changes.

Publishing OIBDA and operating income for the second quarter of 2009 decreased 52% to $8.1 million and 58% to $6.1 million, respectively.  These decreases were largely driven by higher author royalties and restructuring charges of $2.2 million related to headcount reductions partially offset by lower employee-related expenses resulting from cost-savings initiatives.

Corporate

Corporate expenses before depreciation expense decreased 17% to $34.7 million for the second quarter of 2009 from $41.9 million for the same prior-year period primarily reflecting the favorable impact from the early termination of a real estate lease arrangement.

Residual Costs

Residual costs primarily include pension and postretirement benefits costs for benefit plans retained by the Company for previously divested businesses.  Residual costs increased to $35.9 million for the second quarter of 2009 from $22.5 million for the same quarter last year primarily as a result of pension plan asset performance.

Interest Expense

Interest expense of $133.9 million for the second quarter of 2009 decreased from $134.3 million for the same prior-year period.

Interest Income

Interest income of $1.1 million for the second quarter of 2009 decreased from $15.2 million for the same quarter last year reflecting lower average cash balances and lower interest rates.

Loss on Early Extinguishment of Debt

The Company recognized a $30.5 million loss on early extinguishment of debt in the second quarter of 2009 associated with the repurchase of senior notes due 2010.

Other Items, Net

“Other items, net” for the second quarter of 2009 was a net loss of $3.5 million principally reflecting foreign currency exchange losses. “Other items, net” for the same prior-year period included a pre-tax gain of $127.2 million on the sale of the Company’s investment in Sundance Channel.

Provision for Income Taxes

For the second quarter, the Company’s provision for income taxes was $56.9 million for 2009 and $232.9 million for 2008 on earnings before income taxes of $75.4 million for 2009 and $642.8 million for 2008.  The second quarter 2009 income tax provision includes a $23.3 million reduction of deferred tax assets associated with stock-based compensation. On an adjusted basis, excluding the impact of this reduction of deferred tax assets and divestitures, the second quarter effective income tax rate was 42.9% for 2009 versus 35.7% for 2008.

About CBS Corporation

CBS Corporation (NYSE: CBS.A and CBS) is a mass media company with constituent parts that reach back to the beginnings of the broadcast industry, as well as newer businesses that operate on the leading edge of the media industry. The Company, through its many and varied operations, combines broad reach with well-positioned local businesses, all of which provide it with an extensive distribution network by which it serves audiences and advertisers in all 50 states and key international markets. It has operations in virtually every field of media and entertainment, including broadcast television (CBS and The CW – a joint venture between CBS Corporation and Warner Bros. Entertainment), cable television (Showtime Networks and CBS College Sports Network), local television (CBS Television Stations), television production and syndication (CBS Television Studios and CBS Television Distribution), radio (CBS Radio), advertising on out-of-home media (CBS Outdoor), publishing (Simon & Schuster), interactive media (CBS Interactive), music (CBS Records), licensing and merchandising (CBS Consumer Products), video/DVD (CBS Home Entertainment), in-store media (CBS Outernet) and motion pictures (CBS Films).  For more information, log on to www.cbscorporation.com.

Cautionary Statement Concerning Forward-looking Statements

This news release contains both historical and forward-looking statements.  All statements, including Business Outlook, other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934.  These forward-looking statements are not based on historical facts, but rather reflect the Company’s current expectations concerning future results and events.  Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause the actual results, performance or achievements of the Company to be different from any future results, performance or achievements expressed or implied by these statements.  These risks, uncertainties and other factors include, among others: advertising market conditions generally; changes in the public acceptance of the Company’s programming; changes in technology and its effect on competition in the Company’s markets; changes in the Federal Communications laws and regulations; the impact of piracy on the Company’s products, the impact of the consolidation in the market for the Company’s programming; other domestic and global economic, business, competitive and/or other regulatory factors affecting the Company’s businesses generally; the impact of union activity, including possible strikes or work stoppages or the Company’s inability to negotiate favorable terms for contract renewals; and other factors described in the Company’s news releases and filings with the Securities and Exchange Commission including but not limited to the Company’s most recent Form 10-K.  The forward-looking statements included in this document are made only as of the date of this document, and under section 27A of the Securities Act and section 21E of the Exchange Act, we do not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

Contacts:
Press:	Investors:
Gil Schwartz	Adam Townsend
Executive Vice President, Corporate Communications	Executive Vice President, Investor Relations
(212) 975-2121	(212) 975-5292
gdschwartz@cbs.com	adam.townsend@cbs.com

Dana McClintock	Debra Wichser
Senior Vice President, Corporate Communications	Vice President, Investor Relations
(212) 975-1077	(212) 975-3718
dlmcclintock@cbs.com	debra.wichser@cbs.com

Andrea Prochniak
Vice President, Corporate Communications
(212) 975-0053
andrea.prochniak@cbs.com

CBS CORPORATION AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Unaudited; all amounts, except per share amounts, are in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008

Revenues	$3,006.3	$3,393.7	$6,166.2	$7,047.8

Operating income	242.2	637.0	349.7	1,161.2

Interest expense	(133.9)	(134.3)	(267.1)	(273.0)
Interest income	1.1	15.2	2.7	32.8
Loss on early extinguishment of debt	(30.5)	—	(29.8)	—
Other items, net	(3.5)	124.9	(15.4)	124.7
Earnings before income taxes	75.4	642.8	40.1	1,045.7

Provision for income taxes	(56.9)	(232.9)	(65.7)	(384.2)
Equity in loss of investee companies, net of tax	(3.1)	(1.5)	(14.3)	(8.8)
Net earnings (loss)	$15.4	$408.4	$(39.9)	$652.7

Basic net earnings (loss) per common share	$.02	$.61	$(.06)	$.98

Diluted net earnings (loss) per common share	$.02	$.61	$(.06)	$.97

Weighted average number of common shares outstanding:
Basic	673.4	669.4	672.5	668.7
Diluted	680.2	674.3	672.5	674.0

Dividends per common share	$.05	$.27	$.10	$.52

CBS CORPORATION AND SUBSIDIARIES

CONSOLIDATED CONDENSED BALANCE SHEETS

(Unaudited; Dollars in millions)

	At	At
	June 30, 2009	December 31, 2008

Assets

Cash and cash equivalents	$341.5	$419.5
Receivables, net	2,677.2	2,749.9
Programming and other inventory	648.5	1,027.3
Prepaid expenses and other current assets	1,043.9	996.1
Total current assets	4,711.1	5,192.8

Property and equipment	5,032.4	4,899.5
Less accumulated depreciation and amortization	2,074.0	1,891.2
Net property and equipment	2,958.4	3,008.3

Programming and other inventory	1,459.5	1,578.1
Goodwill	8,659.4	8,647.8
Intangible assets	7,037.9	7,104.2
Other assets	1,199.6	1,358.1

Total Assets	$26,025.9	$26,889.3

Liabilities and Stockholders’ Equity

Accounts payable	$384.0	$462.8
Participants’ share and royalties payable	1,012.1	962.3
Program rights	691.5	840.1
Current portion of long-term debt	22.5	21.3
Accrued expenses and other current liabilities	2,026.8	2,514.4
Total current liabilities	4,136.9	4,800.9

Long-term debt	6,964.3	6,974.8
Other liabilities	6,314.6	6,516.3
Stockholders’ equity	8,610.1	8,597.3

Total Liabilities and Stockholders’ Equity	$26,025.9	$26,889.3

CBS CORPORATION AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited; Dollars in millions)

	Six Months Ended
	June 30,
	2009	2008

Operating activities:
Net earnings (loss)	$(39.9)	$652.7
Adjustments to reconcile net earnings (loss) to net cash flow provided by operating activities:
Depreciation and amortization	287.5	241.2
Stock-based compensation	66.8	72.2
Loss on early extinguishment of debt	29.8	—
Equity in loss of investee companies, net of tax and distributions	15.8	14.6
Decrease to accounts receivable securitization program	(300.0)	—
Change in assets and liabilities, net of effects of acquisitions	335.3	641.7
Net cash flow provided by operating activities	395.3	1,622.4
Investing activities:
Acquisitions, net of cash acquired	(9.3)	(1,886.2)
Capital expenditures	(139.3)	(220.2)
Investments in and advances to investee companies	(23.7)	(18.2)
Purchases of marketable securities	(35.6)	(20.8)
Proceeds from dispositions	22.5	360.4
Proceeds from sales of marketable securities	—	10.0
Other, net	(.4)	(13.7)
Net cash flow used for investing activities	(185.8)	(1,788.7)
Financing activities:
Repayments to banks, including commercial paper, net	(2.3)	(4.0)
Proceeds from issuance of senior notes	974.4	—
Repayment of senior notes	(1,007.5)	—
Payment of capital lease obligations	(7.7)	(9.4)
Dividends	(228.6)	(343.2)
Purchase of Company common stock	(16.5)	(44.7)
Proceeds from exercise of stock options	—	31.2
Excess tax benefit from stock-based compensation	.7	3.4
Net cash flow used for financing activities	(287.5)	(366.7)
Net decrease in cash and cash equivalents	(78.0)	(533.0)
Cash and cash equivalents at beginning of period	419.5	1,346.9
Cash and cash equivalents at end of period	$341.5	$813.9

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Unaudited; Dollars in millions)

Operating Income Before Depreciation and Amortization

The following tables set forth the Company’s Operating Income Before Depreciation and Amortization (“OIBDA”) for the three and six months ended June 30, 2009 and 2008.  The Company defines OIBDA as net earnings (loss) adjusted to exclude the following line items presented in its Statements of Operations: Equity in loss of investee companies, net of tax; Provision for income taxes; Other items, net; Loss on early extinguishment of debt; Interest income; Interest expense; and Depreciation and amortization.

The Company uses OIBDA, among other things, to evaluate the Company’s operating performance, to value prospective acquisitions and as one of several components of incentive compensation targets for certain management personnel, and this measure is among the primary measures used by management for planning and forecasting of future periods.  This measure is an important indicator of the Company’s operational strength and performance of its business because it provides a link between profitability and operating cash flow.  The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management, helps improve their ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different financing and capital structures or tax rates.  In addition, this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Since OIBDA is not a measure of performance calculated in accordance with generally accepted accounting principles (“GAAP”), it should not be considered in isolation of, or as a substitute for, net earnings (loss) as an indicator of operating performance.  OIBDA, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies.  In addition, this measure does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the Company’s ability to fund its cash needs.  As OIBDA excludes certain financial information compared with net earnings (loss), the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are excluded.  The Company provides the following reconciliations of total OIBDA to net earnings (loss) and OIBDA for each segment to such segment’s operating income (loss), the most directly comparable amounts reported under GAAP.

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)

(Unaudited; Dollars in millions)

Three Months Ended June 30, 2009
	OIBDA	Depreciation and Amortization	Operating Income (Loss)
Television	$306.7	$(42.3)	$264.4
Radio	95.3	(9.3)	86.0
Outdoor	42.2	(67.0)	(24.8)
Interactive	5.7	(19.8)	(14.1)
Publishing	8.1	(2.0)	6.1
Corporate	(34.7)	(4.8)	(39.5)
Residual costs	(35.9)	—	(35.9)
Total	$387.4	$(145.2)	$242.2

Three Months Ended June 30, 2008
	OIBDA	Depreciation and Amortization	Operating Income (Loss)
Television	$512.4	$(44.3)	$468.1
Radio	158.6	(7.9)	150.7
Outdoor	153.6	(61.2)	92.4
Interactive	(16.8)	(4.5)	(21.3)
Publishing	17.0	(2.4)	14.6
Corporate	(41.9)	(3.1)	(45.0)
Residual costs	(22.5)	—	(22.5)
Total	$760.4	$(123.4)	$637.0

	Three Months Ended June 30,
	2009	2008
Total OIBDA	$387.4	$760.4
Depreciation and amortization	(145.2)	(123.4)
Operating income	242.2	637.0
Interest expense	(133.9)	(134.3)
Interest income	1.1	15.2
Loss on early extinguishment of debt	(30.5)	—
Other items, net	(3.5)	124.9
Earnings before income taxes	75.4	642.8
Provision for income taxes	(56.9)	(232.9)
Equity in loss of investee companies, net of tax	(3.1)	(1.5)
Net earnings	$15.4	$408.4

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)

(Unaudited; Dollars in millions)

Six Months Ended June 30, 2009
	OIBDA	Depreciation and Amortization	Operating Income (Loss)
Television	$535.4	$(86.3)	$449.1
Radio	147.5	(17.8)	129.7
Outdoor	67.3	(130.3)	(63.0)
Interactive	13.9	(39.6)	(25.7)
Publishing	8.2	(4.2)	4.0
Corporate	(63.2)	(9.3)	(72.5)
Residual costs	(71.9)	—	(71.9)
Total	$637.2	$(287.5)	$349.7

Six Months Ended June 30, 2008
	OIBDA	Depreciation and Amortization	Operating Income (Loss)
Television	$960.8	$(87.9)	$872.9
Radio	280.9	(15.2)	265.7
Outdoor	255.1	(118.6)	136.5
Interactive	(15.7)	(8.3)	(24.0)
Publishing	34.1	(4.9)	29.2
Corporate	(67.9)	(6.3)	(74.2)
Residual costs	(44.9)	—	(44.9)
Total	$1,402.4	$(241.2)	$1,161.2

	Six Months Ended June 30,
	2009	2008
Total OIBDA	$637.2	$1,402.4
Depreciation and amortization	(287.5)	(241.2)
Operating income	349.7	1,161.2
Interest expense	(267.1)	(273.0)
Interest income	2.7	32.8
Loss on early extinguishment of debt	(29.8)	—
Other items, net	(15.4)	124.7
Earnings before income taxes	40.1	1,045.7
Provision for income taxes	(65.7)	(384.2)
Equity in loss of investee companies, net of tax	(14.3)	(8.8)
Net earnings (loss)	$(39.9)	$652.7

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)

(Unaudited; Dollars in millions)

Free Cash Flow

Free cash flow reflects the Company’s net cash flow provided by (used for) operating activities less capital expenditures and increases/(decreases) to the accounts receivable securitization program.  The Company uses free cash flow, among other measures, to evaluate its operating performance.  Management believes free cash flow provides investors with an important perspective on the cash available to service debt, make strategic acquisitions and investments, maintain its capital assets, satisfy its tax obligations and fund ongoing operations and working capital needs.  As a result, free cash flow is a significant measure of the Company’s ability to generate long term value.  It is useful for investors to know whether this ability is being enhanced or degraded as a result of the Company’s operating performance.  The Company believes the presentation of free cash flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management.  In addition, free cash flow is also a primary measure used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

As free cash flow is not a measure of performance calculated in accordance with GAAP, free cash flow should not be considered in isolation of, or as a substitute for, net earnings (loss) as an indicator of operating performance or net cash flow provided by (used for) operating activities as a measure of liquidity.  Free cash flow, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies.  In addition, free cash flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of the Company’s ability to fund its cash needs.  As free cash flow deducts capital expenditures and increases/(decreases) to the accounts receivable securitization program from net cash flow provided by (used for) operating activities, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are not reflected.  The Company provides below a reconciliation of free cash flow to net cash flow provided by (used for) operating activities, the most directly comparable amount reported under GAAP.

The following table presents a reconciliation of the Company’s net cash flow provided by operating activities to free cash flow:

		Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Net cash flow provided by operating activities	$416.8	$595.6	$395.3	$1,622.4
Add back: Decrease to accounts receivable securitization program	—	—	300.0	—
Less: Capital expenditures	65.1	131.4	139.3	220.2
Free cash flow	$351.7	$464.2	$556.0	$1,402.2

The following table presents a summary of the Company’s cash flows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Net cash flow provided by operating activities	$416.8	$595.6	$395.3	$1,622.4
Net cash flow used for investing activities	$(78.1)	$(1,831.3)	$(185.8)	$(1,788.7)
Net cash flow used for financing activities	$(236.8)	$(209.3)	$(287.5)	$(366.7)

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)

(Unaudited; all amounts, except per share amounts, are in millions)

2009 and 2008 Adjusted Results

The following tables reconcile financial measures excluding dispositions, early extinguishment of debt and reduction of deferred tax assets associated with stock-based compensation, to the reported measures included in this earnings release.  The Company believes that adjusting its financial results for the impact of these items is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management, provides a clearer perspective on the current underlying performance of the Company and makes it easier to compare the Company’s year-over-year results.

	Three Months Ended June 30, 2009
	2009 Reported	Non-Comparable Items		2009 Adjusted	2009 Adjusted vs. 2008 Adjusted
Revenues	$3,006.3	$—		$3,006.3
OIBDA	387.4	—		387.4
Operating income	242.2	—		242.2
Interest expense	(133.9)	—		(133.9)
Interest income	1.1	—		1.1
Loss on early extinguishment of debt	(30.5)	30.5	(a)	—
Other items, net	(3.5)	—		(3.5)
Earnings before income taxes	75.4	30.5		105.9
Provision for income taxes	(56.9)	(11.8	) (a)	(45.4)
		23.3	(b)
Effective income tax rate	75.5%			42.9%

Equity in loss of investee companies, net of tax	(3.1)	—		(3.1)
Net earnings	$15.4	$42.0		$57.4	(83)%
Diluted EPS	$.02	$.06		$.08	(84)%
Diluted weighted average number of common shares outstanding	680.2	680.2		680.2

	Three Months Ended June 30, 2008
	2008 Reported	Non-Comparable Items		2008 Adjusted
Revenues	$3,393.7	$—		$3,393.7
OIBDA	760.4	—		760.4
Operating income	637.0	—		637.0
Interest expense	(134.3)	—		(134.3)
Interest income	15.2	—		15.2
Other items, net	124.9	(127.2	) (c)	(2.3)
Earnings before income taxes	642.8	(127.2)		515.6
Provision for income taxes	(232.9)	48.9	(c)	(184.0)
Effective income tax rate	36.2%			35.7%

Equity in loss of investee companies, net of tax	(1.5)	—		(1.5)
Net earnings	$408.4	$(78.3)		$330.1
Diluted EPS	$.61	$(.12)		$.49
Diluted weighted average number of common shares outstanding	674.3	674.3		674.3

(a)           Loss on early extinguishment of debt.

(b)           Reduction of deferred tax assets associated with stock-based compensation.

(c)           Gain on sale of investment in Sundance Channel.

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)

(Unaudited; all amounts, except per share amounts, are in millions)

	Six Months Ended June 30, 2009
	2009 Reported	Non-Comparable Items		2009 Adjusted	2009 Adjusted vs. 2008 Adjusted
Revenues	$6,166.2	$—		$6,166.2
OIBDA	637.2	—		637.2
Operating income	349.7	—		349.7
Interest expense	(267.1)	—		(267.1)
Interest income	2.7	—		2.7
Loss on early extinguishment of debt	(29.8)	29.8	(a)	—
Other items, net	(15.4)	—		(15.4)
Earnings before income taxes	40.1	29.8		69.9
Provision for income taxes	(65.7)	(11.6	) (a)	(35.2)
		42.1	(b)
Effective income tax rate	163.8%			50.4%

Equity in loss of investee companies, net of tax	(14.3)	—		(14.3)
Net earnings (loss)	$(39.9)	$60.3		$20.4	(96)%
Diluted EPS	$(.06)	$.09		$.03	(96)%
Diluted weighted average number of common shares outstanding	672.5	672.5		678.2

	Six Months Ended June 30, 2008
	2008 Reported	Non-Comparable Items		2008 Adjusted
Revenues	$7,047.8	$—		$7,047.8
OIBDA	1,402.4	—		1,402.4
Operating income	1,161.2	—		1,161.2
Interest expense	(273.0)	—		(273.0)
Interest income	32.8	—		32.8
Other items, net	124.7	(127.2	) (c)	(2.5)
Earnings before income taxes	1,045.7	(127.2)		918.5
Provision for income taxes	(384.2)	48.9	(c)	(335.3)
Effective income tax rate	36.7%			36.5%

Equity in loss of investee companies, net of tax	(8.8)	—		(8.8)
Net earnings	$652.7	$(78.3)		$574.4
Diluted EPS	$.97	$(.12)		$.85
Diluted weighted average number of common shares outstanding	674.0	674.0		674.0

(a)           Loss on early extinguishment of debt.

(b)           Reduction of deferred tax assets associated with stock-based compensation.

(c)           Gain on sale of investment in Sundance Channel.

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)

(Unaudited; Dollars in millions)

Interactive Segment Comparable Revenues Reconciliation

The Company acquired CNET on June 30, 2008.  The following table presents the revenues for the Interactive segment on a comparable basis, which includes the revenues of CNET for all periods presented and excludes the impact of divested interactive businesses and foreign exchange rate changes.  The Company believes that adjusting the revenues of the Interactive segment to include CNET prior to acquisition and exclude the impact of divested interactive businesses and foreign exchange rate changes provides investors with a clearer perspective on the current underlying financial performance of the Interactive segment.

	Three Months Ended			Six Months Ended
	June 30,		Better/	June 30,		Better/
	2009	2008	(Worse)%	2009	2008	(Worse)%
Interactive revenues, as reported	$126.4	$40.2	214%	$260.0	$93.1	179%
CNET revenues prior to June 30, 2008 acquisition	—	102.4	n/m	—	193.8	n/m
Divested interactive businesses	—	(2.7)	n/m	—	(5.0)	n/m
Foreign exchange rate changes	—	(3.0)	n/m	—	(5.1)	n/m
Interactive revenues, comparable basis	$126.4	$136.9	(8)%	$260.0	$276.8	(6)%

n/m – not meaningful

Business Outlook

The following table presents the Company’s business outlook for 2009, which is based on 2008 results adjusted to exclude impairment charges.

	Twelve Months Ended December 31, 2008
	2008 Reported	Impairment Charges	2008 Adjusted	2009 Business Outlook
OIBDA	$(11,627.1)	$14,181.4	$2,554.3	$1.725 billion to $1.925 billion
Depreciation and amortization	(531.6)	—	(531.6)
Operating income (loss)	$(12,158.7)	$14,181.4	$2,022.7